Exhibit 99.1

MetLife and General Atlantic Announce the Formation of Chariot Re

NEW YORK – December 11, 2024 – MetLife, Inc. and General Atlantic today announced the formation of Chariot Reinsurance, Ltd. (“Chariot Re”), a to-be-registered Class E Bermuda-based life and annuity reinsurance company. Chariot Re is expected to launch in the first half of 2025 and will have a future strategic reinsurance partnership with MetLife.

MetLife and General Atlantic anticipate Chariot Re will have an initial combined equity investment of over $1 billion, and that they will each initially own approximately 15% of the equity in Chariot Re. The remaining equity interests will be held by third-party stakeholders, including Chubb, a global leader in property and casualty insurance, which is expected to be an anchor third party investor.

MetLife anticipates initially reinsuring to Chariot Re an approximate $10 billion block of liabilities composed of structured settlement annuity contracts and group annuity contracts associated with pension risk transfers. The transaction is subject to required regulatory approvals and the final amount of initial equity raised to support Chariot Re. MetLife’s ongoing commitment to its policyholders will remain unchanged following the transaction and MetLife will continue to be responsible for all customer-related functions. Going forward, MetLife Investment Management and General Atlantic will exclusively provide asset management services to Chariot Re.

Through the execution of Investment Management Agreements, Chariot Re will leverage the combined global investment management capabilities of MetLife Investment Management and General Atlantic, including public fixed income, private credit, private real estate, and private equity. MetLife Investment Management, with expertise in Public Fixed Income, Private Capital and Real Estate, is one of the largest global managers of life insurance assets and General Atlantic is a leading global investor in the private markets with expertise across Growth Equity, Credit, Climate, and Sustainable Infrastructure.

Michel Khalaf, President and Chief Executive Officer of MetLife, Inc., said: “We are looking forward to seeing our collective vision to create a world-class provider of innovative reinsurance solutions come to life, leveraging the insurance and joint investment expertise of MetLife and General Atlantic. With the demand for life and retirement solutions anticipated to grow around the globe, MetLife views a strategic partnership with Chariot Re as a powerful avenue to further serve those expanding needs.”

Bill Ford, Chairman and Chief Executive Officer of General Atlantic, said: “General Atlantic and MetLife share a deep commitment to investment excellence, thoughtful risk management, and long-term value creation. Guided by MetLife’s robust origination capabilities and General Atlantic’s nearly 45 years of leadership in global private markets, we believe that Chariot Re will be well-positioned to deliver strong returns for its investors and drive sustainable growth going forward.”

It is expected that Chariot Re will be led by Cynthia Smith, a 30-year veteran of MetLife, who will serve as CEO. Most recently, Smith led MetLife’s Group Benefits Regional Business. Over the course of her career at MetLife, she has served in a variety of senior roles across several businesses and functions including strategy, finance, sales, underwriting, and technology transformation.

It is anticipated that Toby Srihiran Brown, Global Head of Reinsurance at MetLife, will represent the company on Chariot Re’s Board of Directors. It is also expected that Graves Tompkins, Chief Operating Officer at General Atlantic, will represent the firm on Chariot Re’s Board of Directors.

Bank of America is expected to provide financing for Chariot Re. Debevoise & Plimpton LLP and Oliver Wyman are serving as advisors to MetLife. Ardea Partners LP is serving as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Eversheds Sutherland (US), LLP are serving as legal counsel to General Atlantic.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Asia, Latin America, Europe and the Middle East. For more information, visit www.metlife.com.

About MetLife Investment Management

MetLife Investment Management, the institutional asset management business of MetLife, Inc. (NYSE: MET), is a global public fixed income, private capital and real estate investment manager providing tailored investment solutions to institutional investors worldwide. MetLife Investment Management provides public and private pension plans, insurance companies, endowments, funds and other institutional clients with a range of bespoke investment and financing solutions that seek to meet a range of long-term investment objectives and risk-adjusted returns over time. MetLife Investment Management has over 150 years of investment experience and, as of September 30, 2024, had $609.3 billion in total assets under management. For more information, see the total assets under management fact sheet for the quarter ended September 30, 2024 available on MetLife’s Investor Relations webpage (https://investor.metlife.com)

About General Atlantic

General Atlantic is a leading global investor in the private markets with more than four decades of experience providing capital and strategic support for over 520 growth companies throughout its history. Established in 1980, General Atlantic continues to be the dedicated partner to visionary founders and investors seeking to build dynamic businesses and create long-term value. The firm leverages its patient capital, operational expertise, and global platform to support a diversified investment platform spanning Growth Equity, Credit, Climate, and Infrastructure strategies. General Atlantic manages approximately $100 billion in assets under management, inclusive of all strategies, as of October 1, 2024, with more than 900 professionals in 20 countries across five regions. For more information on General Atlantic, please visit: www.generalatlantic.com.

Media

MetLife

Dave Franecki

973-264-7465

Dave.Franecki@metlife.com

General Atlantic

Mary Armstrong

917-683-0311

media@generalatlantic.com

Investors

John Hall

212-578-7888

John.A.Hall@metlife.com

MetLife Forward-Looking Statements

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